 Exhibit 99.1
FOR IMMEDIATE RELEASE

THE ORCHARD SIGNS MERGER AGREEMENT WITH DIMENSIONAL ASSOCIATES

New York – March 16, 2010 –The Orchard, a global leader in music and video distribution and comprehensive digital strategy, announced today that it has entered into a definitive merger agreement with Dimensional Associates, LLC, a private equity affiliate of JDS Capital, L.P. Dimensional currently owns approximately 42% of the Company’s outstanding common stock and 99% of the Company’s outstanding Series A Preferred Stock, representing an aggregate of approximately 53% of the Company’s voting securities.

Following the unanimous recommendation and approval of a Special Committee of independent and disinterested directors, the Board of Directors of The Orchard (other than Daniel C. Stein, who abstained from voting on the matter due to his position as an executive of Dimensional Associates) has approved the merger agreement and is recommending to The Orchard’s stockholders that they adopt and approve the merger agreement. Under the terms of the merger agreement, Dimensional Associates will acquire all of the common stock of The Orchard not currently owned by it or its affiliates for $2.05 per share and stockholders will also receive a contingent right to receive additional consideration, under certain circumstances post-closing if Dimensional Associates or any of its affiliates enters into a commitment to sell at least 80% of The Orchard’s voting securities or assets within six months of the consummation of the merger. The $2.05 per share consideration represents a 52% premium to the closing price of The Orchard’s common stock on October 14, 2010, the day before Dimensional Associates first presented its acquisition proposal to The Orchard’s Board of Directors and a 21% premium to the closing price of The Orchard’s common stock on March 15, 2010, the last trading day prior to the announcement of the execution of a definitive merger agreement.

The proposed transaction is expected to close in the third quarter of this calendar year, subject to customary closing conditions, including the absence of any material adverse change affecting The Orchard’s business prior to closing.  In addition, the transaction is subject to the approval of the merger agreement by holders of a majority of the outstanding shares of The Orchard’s common stock not owned by Dimensional Associates or its affiliates at a meeting of stockholders to be held on a date to be announced. If The Orchard’s stockholders approve the merger, following the closing under the merger agreement, The Orchard will be owned by Dimensional Associates and will return to private company status.

Under the terms of the merger agreement, The Orchard’s Special Committee will oversee a 30 day go-shop period ending April 14, 2010 to determine if there are any other interested buyers for The Orchard.  The Special Committee has retained Craig-Hallum Capital Group LLC to coordinate its solicitation activities during the go-shop period.

"The Special Committee of the Board has an obligation to our shareholders to review and evaluate The Orchard's options for creating shareholder value," said Michael Donahue, Chairman of the Board and the Special Committee for The Orchard. "We have undertaken an intensive review of The Orchard and its value, both independently and with the assistance of a financial advisor. We have negotiated a fair price, while also demanding the right to solicit additional potential buyers. In order to ensure that our shareholders concur with our conclusion, we have conditioned the consummation of the merger on its approval by a majority of the minority shareholders."

“Dimensional Associates has always been a strong supporter of The Orchard and our management team in delivering services and content to our clients and retail partners,” said Brad Navin, CEO of The Orchard.

Dimensional Associates was the primary owner of The Orchard from 2003 until the reverse merger with DMGI in November 2007 and has continued to be the majority owner. Daniel C. Stein, an executive of Dimensional Associates, has been a member of The Orchard’s Board of Directors since 2007.

About The Orchard(R)

Headquartered in New York and London with operations in 25 markets around the world, The Orchard (NASDAQ: ORCD) is an independent music and video distributor specializing in comprehensive digital strategies for content owners. Through innovative global marketing and promotions, The Orchard drives sales across more than 660 digital and mobile storefronts in 75 countries, as well as physical retailers across North America and Europe. The company was founded in 1997 as a business partner that fosters creativity and independence within its global clients. For further information, please visit www.theorchard.com.

Forward Looking Statements

This release may contain certain forward-looking statements regarding The Orchard's expectations regarding future events and operating performance within the meaning of Federal Securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ include, but are not limited to: the growth of the digital music and video markets; the impact of the general economic recession and management’s ability to capitalize on our business strategy and take advantage of opportunities for revenue expansion; satisfaction of the conditions of the pending merger with Dimensional Associates, including the approval of a majority of the stockholders unaffiliated with Dimensional Associates; the costs and expenses associated with the pending merger; contractual restrictions on the conduct of The Orchard’s business included in the merger agreement; the potential loss of key personnel, disruption of our sales and operations or any impact on The Orchard’s relationships with third parties as a result of the pending merger; any delay in consummating the proposed merger with Dimensional Associates or the failure to consummate the transaction; and the outcome of, or expenses associated with, any litigation which may arise in connection with the pending merger with Dimensional Associates. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof, and The Orchard undertakes no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in The Orchard's most recent periodic reports on Form 10-K and Form 10-Q that are filed with the Securities and Exchange Commission (the “SEC”). The Orchard intends to file with the SEC a preliminary proxy statement in connection with the proposed merger and to mail a definitive proxy statement and other relevant documents to The Orchard’s stockholders.  Stockholders of The Orchard and other interested persons are advised to read, when available, The Orchard’s preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with The Orchard’s solicitation of proxies for the stockholders meeting to be held to approve the merger and the merger agreement because these proxy statements will contain important information about The Orchard, Dimensional and the proposed merger.  The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the merger and the merger agreement.  Stockholders will also be able to obtain a copy of the preliminary and definitive proxy statements, without charge, once available, at the SEC’s internet site at http://www.sec.gov or by directing a request to: Attention: Secretary, The Orchard Enterprises, Inc., 23 East 4th Street, 3rd Floor, New York, New York 10003.

The Orchard and its directors and executive officers may be deemed participants in the solicitation of proxies from The Orchard’s stockholders.  A list of the names of those directors and the executive officers and descriptions of their interests in The Orchard is contained in The Orchard’s proxy statement dated April 29, 2009, and The Orchard’s Form 8-K dated February 22, 2010, which are filed with the SEC, and will also be contained in The Orchard’s proxy statement when it becomes available.  The Orchard’s stockholders may obtain additional information about the interests of its directors and executive officers in the merger by reading The Orchard’s proxy statement when it becomes available.

CONTACT:

Ed James
Cornerstone PR
212 652 9295
ed@cornerstonepromotion.com

Source: The Orchard